Exhibit 15.2

ENFORCEMENT DECREE OF THE FRAMEWORK ACT ON TELECOMMUNICATIONS

Amended by Enforcement Decree No. 22605 of Dec. 31, 2010, effective Jan. 24, 2011

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Enforcement Decree is to provide matters delegated under the Framework Act on Telecommunications (the “Act”) and matters necessary for its enforcement.

CHAPTER II Deleted <by Enforcement Decree No. 21692 of Aug. 18, 2009>

Article 2, 3, 4, 5, 6, 7, 8, 9 and 10 Deleted <by Enforcement Decree No. 21692 of Aug. 18, 2009>

CHAPTER III TELECOMMUNICATIONS FACILITIES AND EQUIPMENT

Article 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30 and 31 Deleted <by Enforcement Decree No. 22550 of Dec. 27, 2010>

Article 32 Deleted <by Enforcement Decree No. 22605 of Dec. 31, 2010>

CHAPTER IV Deleted <by Enforcement Decree No. 22550 of Dec. 27, 2010>

Article 33, 34, 35, 36, 37, 38, 39, 40, 41 and 42 Deleted <by Enforcement Decree No. 22550 of Dec. 27, 2010>

CHAPTER V Deleted <by Enforcement Decree No. 22550 of Dec. 27, 2010>

Article 43, 44, 45, 46, 47, 48, 49, 50 and 51 Deleted <by Enforcement Decree No. 22550 of Dec. 27, 2010>.

CHAPTER VI SUPPLEMENTARY PROVISIONS

Article 52 Deleted <by Enforcement Decree No. 22550 of Dec. 27, 2010>

Article 53 Deleted <by Enforcement Decree No. 22550 of Dec. 27, 2010>

Article 54 Deleted <by Enforcement Decree No. 22605 of Dec. 31, 2010>

Article 54-2 Deleted <by Enforcement Decree No. 22550 of Dec. 27, 2010>

Article 55 Deleted <by Enforcement Decree No. 22605 of Dec. 31, 2010>

ADDENDA <Enforcement Decree No. 22605, Dec. 31, 2010> (Enforcement Decree of The Radio Waves Act)

Article 1 (Enforcement Date)

This Act shall take effect on January 24, 2011.

Article 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 Deleted

Article 13 (Amendments to Other Laws)

(1), (2) and (3) Deleted

(4) The Enforcement Decree of FRAMEWORK ACT ON TELECOMMUNICATIONS shall be partially amended as follow:

Article 32, 54 and 55 Deleted

(5), (6), (7), (8) and (9) Deleted

3